UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                    Washington D.C. 20549


                         FORM 8-K/A

                       CURRENT REPORT

 Pursuant to Section 13 or 15(d) of The Securities Exchange
                         Act of 1934


  Date of Report (Date of earliest event reported) February
                 25, 1997, January 31, 1997


           ENERGY CONSERVATION INTERNATIONAL, INC.
   (Exact name of registrant as specified in its charter)

    Florida                       33-76634               59-3223766
(State of Incorporation)   (Commission file No.)    (IRS Employer ID No.)

                      503 Barnes Drive
                   Brandon, Florida 33511
     (Address & zip code of principal executive offices)

                       (813)-662-9330
         (Registrant's phone no. include area code)



















ITEM 4.  Changes in Registrants Accounting Firms

      On January 31, 1997 the Company (Energy Conservation International, Inc. received a letter, dated January 27, 1997, from Durland & Company (the Company's Auditor) stating they had resigned as auditors of the Company due to non-payment of fees. There is a dispute as to the amount claimed to be owed by the accountant.

      The principal accountant's (Durland & Company) report on the financial statements for the past two years were unqualified.

      There were no disagreements with the former accountant
on   any  matter  of  accounting  principles  or  practices,
financial  statement  disclosure,  or  auditing   scope   or
procedure.
























                           Page 1


Item 7 - Exhibit 16 - Letter on Change in Certifying Accountant

 Letter from Durland & Company to US Securities and Exchange
                         Commission
              in Response to 8-K filed 2/11/97


February 17, 1997

Mr. Michael H. Sutton
Chief Accountant
U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington D.C. 20549

                    Re:  Energy Conservation International,Inc.
                         SEC File No.: 33-76634
                         Form 8-K; Filed 2/11/97

Dear Mr. Sutton:

We have reviewed the above referenced filing and agree the we resigned as the independent auditors of the registrant. Said filing is incorrect as to any dispute over the amount of our fees. We have in fact, not received any contact from the Company since August 29, 1996, when such fees became due and payable.

We agree that our reports on the Company's financial statements for the past two years were unqualified.

We agree that historically there were no disagreements with the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. We, however, have made the determination that we are not comfortable working with the current management of the Company, and it was primarily this determination that has caused our resignation.


Sincerely,
/s/ Durland + Company, CPAs, P.A.
Durland & Company, CPAs, P.A.

Palm Beach, Florida

cc. Energy Conservation International, Inc.


                           Page 2

                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                     ENERGY CONSERVATION INTERNATIONAL, INC.

DATED: February 25, 1997


         BY: /s/ Jose A. Alvarez, CPA_______________________
                                        Jose A. Alvarez, CPA
 President, Chief Executive Officer, Chief Financial Officer